Exhibit 4.1

BEAZER HOMES USA, INC. AND THE SUBSIDIARY GUARANTORS PARTY HERETO,

9.125% Senior Notes due 2018

Thirteenth Supplement Indenture

Dated as of May 20, 2010

U.S. BANK NATIONAL ASSOCIATION,

Trustee

i

ii

THIRTEENTH SUPPLEMENTAL INDENTURE, dated as of May 20, 2010 (the “Supplemental Indenture”), to the Indenture, dated as of April 17, 2002 (as amended, modified or supplemented from time to time prior to the date hereof in accordance therewith, the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), by and among BEAZER HOMES USA, INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of Notes (as defined herein).

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities (“Securities”) to be issued in one or more series as in the Base Indenture provided;

WHEREAS, the Company and the Subsidiary Guarantors desire and have requested the Trustee to join them in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Securities designated as its 9.125% Senior Notes due 2018, in the initial aggregate principal amount of $300,000,000. The 9.125% Senior Notes due 2018 shall be substantially in the form attached hereto as Exhibit A (the “Notes”), guaranteed by the Subsidiary Guarantors, on the terms set forth herein;

WHEREAS, Section 2.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company, the Subsidiary Guarantors and the Trustee for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done.

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the holders thereof, the Company and the Subsidiary Guarantors mutually covenant and agree with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE ONE

The 9.125% Senior Notes due 2018

Section 1.01 Designation of 9.125% Senior Notes due 2018. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. Pursuant to this Supplemental Indenture, there is hereby created and designated a series of Securities under the Base Indenture entitled “9.125% Senior Notes due 2018.” The Notes shall be in the form of Exhibit A hereto. The Notes shall be guaranteed by the Subsidiary Guarantors as provided herein. The Notes may bear an appropriate legend regarding original issue discount for federal income tax purposes. Subject to the terms herein, including compliance with Section 3.05 hereof, the Company may, at its option, without consent from the Holders, issue additional Notes from time to time.

Section 1.02 Interest. The Notes shall bear interest at the rate set forth in the Notes. Interest on the Notes shall be payable to the persons in whose name the Notes are registered at the close of business on the Record Date for such interest payment. The date from which interest shall accrue for each Note shall be the most recent to occur of May 20, 2010 or the most recent Interest Payment Date.

Section 1.03 Redemption. The Company, at its option, may redeem the Notes in accordance with the provisions set forth in the Notes and in accordance with the provisions of the Base Indenture, including, without limitation, Article Three thereof.

Section 1.04 Maturity. The date on which the principal of the Notes is payable, unless accelerated pursuant to the terms hereof, shall be June 15, 2018.

Section 1.05 Restrictive Legends. Section 2.15(f) of the Base Indenture is hereby replaced in its entirety as follows:

“(f) Each Global Security shall also bear the following legend on the face thereof:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.15(d) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY

BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 1.06 Other Terms of the Notes.

Without limiting the foregoing provisions of this Article One, the terms of the Notes shall be as set forth in the form of Note set forth in Exhibit A hereto and as provided in the Base Indenture.

The Notes shall be payable and may be presented for payment, purchase, conversion, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in New York, New York, which shall initially be the office or agency of the Trustee.

ARTICLE TWO

Certain Definitions

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

“Acquired Indebtedness” means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company’s Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (i) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (ii) such acquisition of assets from any such Person.

“Adjusted Consolidated Tangible Net Worth” of the Company means Consolidated Tangible Net Worth plus the amount of any Mandatory Convertible Notes.

“Adjusted Indebtedness” of the Company means the Company’s Indebtedness minus the amount of any Mandatory Convertible Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes hereof, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes hereof, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (a) the present value at such redemption date of (1) the redemption price of such Note on June 15, 2014 (such redemption price being described under Section 5(b) of such Note, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through June 15, 2014 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (b) the principal amount of such Note on such redemption date.

“Asset Sale” for any Person means the sale, transfer, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person’s assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date hereof or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5.0 million or more as to each such transaction or series of related transactions; provided, however, that none of the following shall constitute an Asset Sale:

(i) a transaction or series of related transactions that results in a Change of Control;

(ii) sales of homes or land in the ordinary course of business;

(iii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets, in each case in the ordinary course of business, for development or disposition of the Company’s or any of its Subsidiaries’ projects;

(iv) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company’s or its Subsidiaries’ projects in the ordinary course of business;

(v) transactions between the Company and any of its Restricted Subsidiaries, or among such Restricted Subsidiaries;

(vi) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary;

(vii) any exchange or swap of assets of the Company or any Restricted Subsidiary for assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following receipt thereof) that (i) are to be used by the Company or any Restricted Subsidiary in the ordinary course of business and (ii) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped;

(viii) any disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business;

(ix) the sale or other disposition of assets no longer used or useful in the conduct of business of the Company or any of its Restricted Subsidiaries; and

(x) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 3.02 hereof

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Book Value” means, with respect to any asset of the Company or any of its Subsidiaries, the book value thereof as reflected in the most recent consolidated financial statements of the Company filed with SEC (or if such asset has been acquired after the date of such financial statements, the then-current book value thereof as reasonably determined by the Company consistent with recent practices).

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means any security or instrument that constitutes a cash equivalent under GAAP, including any of the following:

(i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year of the date of acquisition thereof;

(ii) certificates of deposit, time deposits, bankers acceptances and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by Moody’s or S&P at the time of acquisition, and having a maturity of not more than one year;

(iii) commercial paper rated at least P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case and maturing not more than one year from the date of the acquisition thereof;

(iv) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof; and

(v) investments in money market funds (a) substantially all of the assets of which consist of investments described in the foregoing clauses (i) through (iv) or (b) which (1) have total net assets of at least $2.0 billion, (2) have investment objectives and policies that substantially conform with the Company’s investment policy as in effect from time to time, (3) purchase only first-tier or U.S. government obligations as defined by Rule 2a-7 of the SEC promulgated under the Investment Company Act of 1940 and (4) otherwise comply with such Rule 2a-7.

“Change of Control” means any of the following:

(i) the sale, transfer, lease, conveyance or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control;

(ii) the acquisition by the Company and/or any of its Subsidiaries of 50% or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions;

(iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the “provided” clause of clause (i) above will not constitute a Change of Control under this clause (iii);

(iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50% (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under Section 12(b) or 12(g) of the Exchange Act;

(v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors; or

(vi) a change of control shall occur as defined in the instrument governing any publicly-traded debt securities of the Company which requires the Company to repay or repurchase such debt securities.

“Change of Control Offer” shall have the meaning set forth in Section 3.03(a) hereof.

“Change of Control Payment Date” shall have the meaning set forth in Section 3.03(a) hereof.

“Change of Control Price” shall have the meaning set forth in Section 3.03(a) hereof.

“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Cash Flow Available for Fixed Charges” of the Company and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:

(i) Consolidated Net Income, plus

(ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus

(iii) Consolidated Interest Expense, plus

(iv) all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus

(v) all other non-cash items reducing Consolidated Net Income during such period, minus all other non-cash items increasing Consolidated Net Income during such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that:

(i) with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarters period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarters period;

(ii) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarters period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarters period;

(iii) with respect to the Incurrence of any Acquired Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarters period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarters period; and

(iv) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarters period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act.

“Consolidated Income Tax Expense” of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication:

(i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;

(ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period;

(iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and

(v) the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Consolidated Tangible Net Worth” of the Company as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders’ equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Continuing Director” means at any date a member of the Board of Directors of the Company who:

(i) was a member of the Board of Directors of the Company on the Issue Date; or

(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

“Covenant Defeasance” shall have the meaning set forth in Section 8.01(c) of the Indenture.

“Covenant Trigger Date” means the earlier of (i) 24 months from the Issue Date and (ii) the date that the Net Income Threshold is met.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper or letter of credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness (including the Revolving Credit Facility), including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, letter of credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by Section 3.05 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.15 of the Indenture, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, The Depository Trust Company, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of the Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than those contained in Section 3.03 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of Notes pursuant to Section 3.03 hereof.

“Disqualified Stock Dividend” of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

“Equity Offering” means a public or private equity offering or sale after the Issue Date by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock.

“Event of Default” has the meaning set forth in Section 6.01(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date hereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided herein); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination herein that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Global Notes” means, individually and collectively, each of the Global Notes issued pursuant to the Indenture, substantially in the form of Exhibit A hereto.

“Global Note Legend” means the legend set forth in Section 2.15(f) of the Indenture, which is required to be placed on all Global Notes issued hereunder.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

“IFRS” means International Financial Reporting Standards.

“Incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication,

(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP);

(iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business);

(iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted hereby or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted hereby);

(v) all Capitalized Lease Obligations of such Person;

(vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person to the extent of the Fair Market Value of such asset;

(vii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and

(viii) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

provided, that Indebtedness shall not include accrued expenses, accounts payable, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business. The amount of Indebtedness of any Person at any date will be:

(a) the outstanding balance at such date of all unconditional obligations as described above;

(b) the maximum liability of such Person for any contingent obligations under clause (vii) above; and

(c) in the case of clause (vi) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (1) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (2) amount of the Indebtedness secured.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

“Interest Payment Date” means June 15 and December 15 of each year to Stated Maturity, commencing June 15, 2010.

“Investments” of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP. For all purposes hereof, the amount of any such Investment shall be the Fair Market Value thereof (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value). The making of any payment in accordance with the terms of a guarantee or other contingent obligation permitted hereunder shall not be considered an Investment.

“Issue Date” means the initial date of issuance of the Notes hereunder.

“Legal Defeasance” shall have the meaning set forth in Section 8.01(b) of the Indenture.

“Legal Holiday” means Saturday, Sunday or a day on which banking institutions in New York, New York, Atlanta, Georgia or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement).

“Mandatory Convertible Notes” means any Indebtedness of a Person, the principal amount of which is payable at maturity solely in Capital Stock of such Person (provided that a requirement to pay accrued, but unpaid interest on such Indebtedness in cash at maturity or a requirement to pay cash fees, expenses or premiums as a result of the acceleration of payment, early redemption or otherwise with respect to such Indebtedness shall not disqualify such Indebtedness as Mandatory Convertible Notes).

“Material Subsidiary” means any Subsidiary of the Company which accounted for five percent or more of the Consolidated Tangible Assets or Consolidated Cash Flow Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Net Income Threshold” means Consolidated Net Income of greater than $0.01 for any two consecutive fiscal quarters ended on or after the Issue Date.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics’ liens or (c) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary bankruptcy filing (or similar filing or action) by such borrower.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Person’s chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

“Paying Agent” means any office or agency where Notes and the Subsidiary Guarantees may be presented for payment.

“Permitted Investments” of any Person means any Investments of such Person that are not Restricted Investments.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Record Date” for the interest, if any, payable on any applicable Interest Payment Date means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms hereof, but only to the extent that:

(i) the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes;

(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding (including accrued interest) under the Indebtedness being refunded, refinanced or extended plus an amount necessary to pay any reasonable fees and expenses, including premiums and defeasance costs, related to such refinancing; and

(v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.

“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange.

“Restricted Investment” means any Investment in joint ventures or Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this definition that are at the time outstanding, net of any amounts paid to the Company or any Restricted Subsidiary as a return of, or on, such Investments, not to exceed five percent of Consolidated Tangible Assets;

“Restricted Payment” means any of the following:

(i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of the Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends, payments or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary and (b) in the case of a Restricted Subsidiary, dividends, payments or distributions payable to the Company or to another Restricted Subsidiary and pro rata dividends, payments or distributions payable to minority stockholders of such Restricted Subsidiary);

(ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock held by the Company or a Restricted Subsidiary);

(iii) any Restricted Investment; and

(iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness (other than (a) Indebtedness permitted under Section 3.05(b)(vii) hereof or (b) the payment, redemption, repurchase, defeasance or other acquisition or retirement of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement);

provided, however, that Restricted Payments will not include any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of the Company or a Restricted Subsidiary if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary.

“Restricted Subsidiary” means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of August 5, 2009, among the Company, the lenders and letter of credit issuers party thereto, and Citibank, N.A., as agent and swingline lender, as such facility may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“S&P” means Standard and Poor’s Ratings Service, a division of McGraw Hill, Inc., a New York corporation, or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness which is secured by (1) a Lien on any property of the Company or any Restricted Subsidiary or (2) a Lien on shares of stock owned directly or indirectly by the Company or a Restricted Subsidiary in a corporation or on equity interests owned by the Company or a Restricted Subsidiary in a partnership or other entity not organized as a corporation or in the Company’s rights or the rights of a Restricted Subsidiary in respect of Indebtedness of a corporation, partnership or other entity in which the Company or a Restricted Subsidiary has an equity interest; provided that “Secured Indebtedness” shall not include Non-Recourse Indebtedness. The securing in the foregoing manner of any such Indebtedness which immediately prior thereto was not Secured Indebtedness shall be deemed to be the creation of Secured Indebtedness at the time security is given.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Register” is a register of the Notes and of their transfer and exchange kept by the Registrar.

“Subordinated Indebtedness” means any Indebtedness which is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

“Subsidiary” of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity; provided that in each of case (i) and (ii), such Person is required to consolidate such entity in accordance with GAAP.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor hereunder.

“Subsidiary Guarantors” means (i) each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than The Ridings Development LLC and (ii) each of the Company’s Subsidiaries that becomes a guarantor of the Notes pursuant to the provisions hereof.

“Successor” shall have the meaning set forth in Section 3.06(a)(i) hereof.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2014; provided, however, that if the period from the redemption date to June 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means United Home Insurance Corporation, a Vermont corporation, Security Title Insurance Company, Inc., a Vermont corporation, and, to the extent considered a Subsidiary of the Company, Beazer Homes Capital Trust I, and each of the Subsidiaries of the Company (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that:

(i) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (a) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (b) is directly or indirectly liable for any Indebtedness of such Subsidiary;

(ii) the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary; and

(iii) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

The Board of Directors of the Company, or a committee thereof, may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) any such redesignation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 3.05 hereof as of the date of such redesignation;

(ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.05 hereof; and

(iii) the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with Section 3.04 hereof as of the date of such redesignation.

Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under Section 3.02 hereof;

(ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under Section 3.02 hereof, either (a) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.05 hereof or (b) the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(iii) no Default or Event of Default shall have occurred or be continuing.

Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers’ Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.

“Wholly Owned Subsidiary” of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

ARTICLE THREE

Covenants

Section 3.01 Reports.

As long as any of the Notes are outstanding, the Company shall deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the SEC copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company and the Subsidiary Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that neither the Company nor any of the Subsidiary Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Subsidiary Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective Holder. The Company and each Subsidiary Guarantor shall also comply with the other provisions of Section 314(a) of the TIA. For the avoidance of doubt, this Section 3.01 shall not require the Company to file any such reports, information or documents with the SEC within any specified time period and the obligation to deliver such reports, information or documents to the Trustee and Holders shall only arise after (and only to the extent) such reports, information or documents are filed with the SEC.

Section 3.02 Limitations on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date hereof if at the time of such Restricted Payment:

(i) the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, shall be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments (excluding Restricted Payments permitted by paragraph (b) of this Section 3.02) declared or made after the Issue Date exceeds the sum of:

(A) $200.0 million, plus

(B) 50% of the Company’s Consolidated Net Income accrued during the period (taken as a single period) commencing on the first day of the fiscal quarter in which the Covenant Trigger Date occurs and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such aggregate deficit); provided, that for purposes of this calculation, if a Covenant Trigger Date occurs as the result of the Company achieving the Net Income Threshold, the Covenant Trigger Date will be deemed to have occurred as of the first day of the second fiscal quarter included in calculating such Net Income Threshold, plus

(C) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries (or any capital contribution to the Company or a Restricted Subsidiary) that is not Disqualified Stock (other than a sale to, or a contribution by, a Subsidiary of the Company) after the Issue Date, plus

(D) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the Issue Date that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus

(E) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in clause (B) above and (y) that the making of such Investment constituted a permitted Restricted Investment (to the extent the Investment was made after the Issue Date), plus

(F) 100% of the principal amount of, or if issued at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the Issue Date, but only to the extent that such guarantee constituted a permitted Restricted Payment, plus

(G) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in clause (B) above), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of Book Value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the amount of the Restricted Payment deemed to be made upon such Subsidiary’s designation as an Unrestricted Subsidiary; or

(ii) the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in Section 3.05 hereof; or

(iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

(b) Notwithstanding the foregoing, Section 3.02(a) shall not prohibit:

(i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations hereof on the date of declaration;

(ii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement of shares of the Company’s Capital Stock or the Company’s or a Restricted Subsidiary’s Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), provided that the proceeds of any such sale shall be excluded in any computation made under Section 3.02(a)(i)(C) above;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness; or

(iv) other Restricted Payments made after the Issue Date in an amount not to exceed $50.0 million in the aggregate.

Section 3.03 Change of Control.

(a) Following the occurrence of any Change of Control, the Company shall so notify the Trustee in writing by delivery of an Officers’ Certificate and shall offer to purchase (a “Change of Control Offer”) from all Holders, and shall purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the “Change of Control Payment Date”), the outstanding principal amount of Notes at an offer price (the “Change of Control Price”) in cash in an amount equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in this Section 3.03.

(b) Within 30 days after the date on which a Change of Control occurs, the Company (with notice to the Trustee) or the Trustee, at the written request (coupled with an Officer’s Certificate which sets forth the information contained in subclauses (i)-(ix) of this clause (b)) and expense of the Company, shall send or cause to be sent by first-class mail, postage pre-paid, to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holder’s rights arising as a result thereof. Such notice, which will govern the terms of the Change of Control Offer, will state:

(i) that the Change of Control Offer is being made pursuant to Section 3.03(a) hereof and the length of time the Change of Control Offer will remain open;

(ii) that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Change of Control Price;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(v) that the Change of Control Payment Date shall be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

(vi) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be required to surrender the Note to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

(vii) that Holders will be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased pursuant to this Section 3.03;

(viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

(ix) information concerning the date and details of the Change of Control and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports otherwise describing the offering materials relating to the Change of Control Offer (or corresponding successor reports); provided that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

(c) In the event of a Change of Control Offer, the Company shall only be required to accept Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(d) Not later than one Business Day after the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers’ Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company shall execute and, upon receipt of an Officers’ Certificate of the Company, the Trustee shall promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer promptly after the Change of Control Payment Date.

(e) Any Change of Control Offer shall be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

Section 3.04 Limitations on Secured Indebtedness. Notwithstanding any Indebtedness that may be incurred under Section 3.05, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or guarantee any Secured Indebtedness unless the Notes are equally and ratably secured with (or on a senior basis to, if the Secured Indebtedness is subordinated Indebtedness) the Secured Indebtedness. Notwithstanding the foregoing, this Section 3.04(a) shall not prohibit the creation, incurrence, assumption or guarantee of Secured Indebtedness that is secured by:

(i) Liens on model homes, homes held for sale, homes that are under contract for sale, or any option, contract or other agreement to sell an asset;

(ii) Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that in each case such Liens (a) were in existence prior to the contemplation of such acquisition, merger or consolidation and (b) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary or the property acquired by the Company or the Restricted Subsidiary;

(iii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(iv) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests); or

(v) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries.

Secured Indebtedness permitted pursuant to clauses (i) through (v) of this Section 3.04(a) includes any amendment, restatement, supplement, renewal, replacement, extension or refunding in whole or in part of Secured Indebtedness permitted at the time of the original incurrence thereof.

(b) Any Lien created for the benefit of the Holders of the Notes pursuant to paragraph (a) of this Section 3.04 shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other obligations.

(c) Notwithstanding anything to the contrary in this Section 3.04, the Company and its Restricted Subsidiaries may create, incur, assume or guarantee Secured Indebtedness, without equally or ratably securing the Notes, if immediately thereafter the aggregate principal amount of all Secured Indebtedness outstanding (excluding (a) Secured Indebtedness permitted under clauses (i) through (v) of paragraph (a) of this Section 3.04 and (b) any Secured Indebtedness in relation to which the Notes have been equally and ratably secured) as of the date of determination would not exceed the greater of (i) $700.0 million and (ii) 40% of Consolidated Tangible Assets.

Section 3.05 Limitations on Additional Indebtedness.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness including Acquired

Indebtedness; provided that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Indebtedness, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth is less than 7.5 to 1.

(b) Notwithstanding the foregoing, Section 3.05(a) shall not prevent:

(i) the Company or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness or (B) Non-Recourse Indebtedness;

(ii) the Company from Incurring Indebtedness evidenced by the Notes issued on the Issue Date;

(iii) the Company or any Subsidiary Guarantor from Incurring Indebtedness under Credit Facilities not to exceed the greater of $250.0 million and 15.0% of Consolidated Tangible Assets of the Company;

(iv) any Subsidiary Guarantee of Indebtedness of the Company under the Notes;

(v) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money);

(vi) any Subsidiary Guarantor from guaranteeing Indebtedness of the Company or any other Subsidiary Guarantor, or the Company from guaranteeing Indebtedness of any Subsidiary Guarantor, in each case permitted to be Incurred hereunder (other than Non-Recourse Indebtedness);

(vii) (a) any Restricted Subsidiary from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to any Subsidiary Guarantee of such Restricted Subsidiary, if any, and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(a) for so long as the Person to whom such Indebtedness is owing is the Company or a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary and (b) the Company from Incurring Indebtedness owing to any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that (I) such Indebtedness is subordinated to the Company’s obligations hereunder and under the Notes and (II) such Indebtedness shall only be permitted pursuant to this clause (vii)(b) for so long as the Person to whom such Indebtedness is owing is a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary;

(viii) the Company and any Restricted Subsidiary from Incurring Indebtedness under Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate amount not to exceed $50.0 million;

(ix) the Company or any Restricted Subsidiary from Incurring obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

(x) the Company or any Restricted Subsidiary from incurring Indebtedness owed to a seller of entitled land, lots under development or finished lots under the terms of which the Company or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots; and

(xi) the Company or any Restricted Subsidiary from Incurring Indebtedness in an aggregate principal amount at any time outstanding not to exceed $100.0 million.

(c) The Company shall not, and shall not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

(d) For purposes of determining compliance with this Section 3.05, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of this Section 3.05, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this Section 3.05 and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification.

Section 3.06 Limitations on Mergers and Consolidations.

(a) Neither the Company nor any Subsidiary Guarantor shall consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or this Supplemental Indenture (as an entirety or substantially in one transaction or series of related transactions), to any Person

(in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the “Successor”), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, and the Indenture; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided in Section 4.04 hereof. In addition, clauses (i) and (ii) of this Section 3.06 will not apply to any transaction the purpose of which is to change the state of organization of the Company or a Restricted Subsidiary.

ARTICLE FOUR

Subsidiary Guarantees

Section 4.01 Subsidiary Guarantees.

(a) Subject to the provisions of this Article Four, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder, that: (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Notes and the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated, jointly and severally with each other Subsidiary Guarantor, to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Notes shall constitute an event of default under this Article Four, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

(b) Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of, and shall be unaffected by, the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Article Four. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Article Four, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (i) subject to this Article Four, the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 of the Indenture for the purposes of this Article Four, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any acceleration of such obligations as provided in Section 6.02 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Article Four.

(c) This Article Four shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(d) Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor and its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 4.02 Execution and Delivery of Subsidiary Guarantees.

(a) To further evidence the Subsidiary Guarantee set forth in Section 4.01, each of the Subsidiary Guarantors hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

(b) Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 4.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

(c) If an Officer of a Subsidiary Guarantor whose signature is on the Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Subsidiary Guarantor’s Subsidiary Guarantee of such Note shall be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in the Indenture on behalf of the Subsidiary Guarantor.

Section 4.03 Additional Subsidiary Guarantors.

Any Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Person to the provisions of the Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors’ rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 4.04 Release of a Subsidiary Guarantor.

(a) If all or substantially all of the assets of any Subsidiary Guarantor or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the Capital Stock of any Subsidiary Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms hereof, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations hereunder without any further action on the part of the Trustee or any Holder of the Notes, subject in each case to compliance with Section 3.06 hereof.

(b) The Trustee shall deliver an appropriate instrument or instruments evidencing the release of a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article Four upon receipt of a request of the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 4.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article Four.

(c) The Trustee shall execute any other documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article Four.

(d) Except as set forth in Article Three hereof and this Section 4.04, nothing contained in this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 4.05 Waiver of Subrogation; Right of Contribution.

(a) Except as set forth in Section 4.05(b) below, each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor’s obligations under this Article Four and this Supplemental Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Supplemental Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Supplemental Indenture and that the waiver set forth in this Section 4.05 is knowingly made in contemplation of such benefits.

(b) Notwithstanding Section 4.05(a), each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP.

ARTICLE FIVE

Miscellaneous

Section 5.01 Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

Section 8.01 of the Base Indenture is hereby replaced in its entirety as follows:

“Section 8.01 Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under Section 8.01(a) of the option applicable to this clause (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes and Subsidiary Guarantees on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under the Notes and this Indenture, except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.02 of this Indenture, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to such Notes.

(c) Upon the Company’s exercise under Section 8.01(a) of the option applicable to this clause (c), the Company and the Subsidiary Guarantors shall be released and discharged from the obligations under any covenant contained in Article Three of the Thirteenth Supplemental Indenture, dated as of May 20, 2010, on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(a)(iii) of the Indenture, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c), subject to the satisfaction of the conditions set forth in Section 8.01(d), Sections 6.01(a)(iii), (iv), (v), (vi) and (x) of this Indenture shall not constitute Events of Default.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(i) The Company shall provide written notice to the Trustee and the Holders of its election under Section 8.01(a).

(ii) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 of this Indenture who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Notes, (1) cash in U.S. dollars, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium, if any) and interest, if any, on such Notes, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any) and interest, if any, on such Notes on the maturity date of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Notes.

(iii) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(iv) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a)(vi) and Section 6.01(a)(vii) of this Indenture are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(v) In the case of an election under Section 8.01(b), the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(vi) In the case of an election under Section 8.01(c), the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(vii) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Legal Defeasance under Section 8.01(b) or the Covenant Defeasance under Section 8.01(c) (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to Section 8.01(d)(ii) and the related exercise of the Company’s option under Section 8.01(b) or Section 8.01(c) (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

(viii) Notwithstanding any other provisions of this Section, such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations with may be imposed on the Company in connection therewith pursuant to Section 2.01 of this Indenture.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.”

Section 5.02 Events of Default.

Sections 6.01 and 6.02 of the Base Indenture are hereby replaced in their entirety as follows:

“Section 6.01 Events of Default.

(a) An “Event of Default” wherever used herein, means any one of the following events:

(i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer);

(iii) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees or this Indenture and such failure continues for the period and after the notice specified below;

(iv) the acceleration of any Indebtedness that has an outstanding principal amount of $25.0 million or more in the aggregate (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries;

(v) the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness with an outstanding aggregate amount of $25.0 million or more (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); provided, that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;

(vi) a final judgment or judgments that exceed $25.0 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Material Subsidiary as debtor in an involuntary case;

(B) appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary; or

(C) orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days; or

(ix) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

(b) A Default under clause (a)(iii) of Section 6.01 hereof shall not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it shall cease.

(c) The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with Section 3.03 hereof) if the Trustee determines that withholding such notice is in the Holders’ interest.

Section 6.02 Acceleration; Rescission.

(a) If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 6.01(a) hereof) shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to Section 6.02(b), shall be due and payable immediately. If an Event of Default with respect to the Company specified in clause (vii) or (viii) of Section 6.01(a) hereof occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

(b) In the event that the maturity of the Notes is accelerated pursuant to Section 6.02(a) hereof, 100% of the principal amount of the Notes (or, in the case of a default under clause (ii) or (iii) of Section 6.01 hereof resulting from a breach of Section 3.03 of the Thirteenth Supplemental Indenture, dated as of May 20, 2010, 101% of the principal amount of the Notes that have been surrendered for repurchase pursuant to Section 3.03 thereof) shall become due and payable plus accrued interest, if any, to the date of payment.

(c) Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes, whether resulting from a breach of Section 3.03 of the Thirteenth Supplemental Indenture, dated as of May 20, 2010, or otherwise) if the rescission would not conflict with any judgment or decree relating to the Notes and if all existing Events of Default have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.”

Section 5.03 Amendment, Supplement and Waiver.

(a) Subject to clause (c) of this Section 5.03, the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes)

under, or compliance with any provision of, this Supplemental Indenture may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Any Default that is waived or cured stops continuing and any Event of Default arising therefrom is deemed cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b) The Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes or waive any provisions thereof, hereof or thereof without notice to or consent of any Holder of Notes:

(i) to cure any ambiguity, defect or inconsistency or to comply with Section 3.06 hereof;

(ii) to provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(iii) to provide for any Subsidiary Guarantee of the Notes, to add security to or for the benefit of the Notes, or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of the Notes when such release, termination or discharge is permitted by the Indenture;

(iv) to add covenants or new events of default for the protection of the Holders;

(v) to make any change that does not adversely affect the legal rights under the Indenture of any Holder; or

(vi) to comply with or qualify the Indenture under the TIA.

(c) Without the consent of each Holder, the Company, may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of, or change the time for payment of, interest, including default interest, on any Note;

(iii) reduce the principal of, or change the fixed maturity of, any Note or alter the provisions with respect to redemption contained in Exhibit A hereof;

(iv) make any Note payable in currency other than that stated in the Note;

(v) make any change in Section 4.01 of the Base Indenture or this Section 5.03;

(vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee;

(vii) modify any of the provisions with respect to mandatory offers to repurchase Notes pursuant to Section 3.03 hereof after the occurrence of a Change of Control;

(viii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms contained herein; or

(ix) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

(d) It shall not be necessary for the consent of the Holders under this Section 5.03 to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

(e) After any supplement or amendment under this Article becomes effective, the Company shall mail to the Holders a notice briefly describing such supplement or amendment; provided, however, that the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such supplement or amendment.

(f) The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of Notes with respect to which such consent is required or sought as of a date identified by the Company in a notice furnished to Holders in accordance with the terms of the Indenture.

(g) Section 6.04 of the Base Indenture is hereby replaced in its entirety with the following: “Section 6.04 [Reserved]”.

Section 5.04 Compliance Certificate.

Section 4.03 of the Base Indenture is hereby replaced in its entirety as follows:

“Section 4.03 Compliance Certificate.

The Company shall deliver to the Trustee a quarterly statement regarding compliance with the Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company shall deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under the Indenture.”

Section 5.05 Indenture.

(a) The Base Indenture is in all respects ratified and confirmed.

(b) In the event of any conflict between this Supplemental Indenture and the Base Indenture, the provisions of this Supplemental Indenture shall prevail.

Section 5.06 Notices.

Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Subsidiary Guarantor:

c/o Beazer Homes USA, Inc.

1000 Abernathy Road

Atlanta, Georgia 30328

Fax: (770) 481-2808

Attention: Kenneth F. Khoury

If to the Trustee:

U.S. Bank National Association

Corporate Trust Services

1349 West Peachtree Street NW

Suite 1050

Atlanta, Georgia 30309

Fax No.: (404) 898-8844

Attention: Beazer 9.125% Notes (2010 Indenture)

The Company, any Subsidiary Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 5.07 No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor herein or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

Section 5.08 Governing Law.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 5.09 No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 5.10 Successors and Assigns.

All covenants and agreements of the Company and the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns.

Section 5.11 Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 5.12 Severability.

In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.13 Trustee Not Responsible for Recitals.

The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.14 Trustee Rights.

Without limiting Section 7.01 of the Base Indenture, the Trustee shall have no duty to inquire as to the performance of the Company with respect to any of its covenants contained in Article Three of this Supplemental Indenture.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Supplemental Indenture as of the date first written above.

BEAZER HOMES USA, INC.

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President and Chief Financial Officer

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

BEAZER MORTGAGE CORPORATION

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	President

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

ARDEN PARK VENTURES, LLC
BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER HOMES MICHIGAN, LLC
ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDINGS CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC, its General Partner

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member and Manager

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC, its Sole Member

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:	/s/ Allan P. Merrill
	Name:	Allan P. Merrill
	Title:	Executive Vice President

[SIGNATURE PAGE TO INDENTURE]

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ William B. Echols
	Name:	William B. Echols
	Title:	Vice President

[SIGNATURE PAGE TO INDENTURE]

SCHEDULE I

Subsidiary Guarantors

Beazer General Services, Inc.

Beazer Homes Corp.

Beazer/Squires Realty, Inc.

Beazer Homes Sales, Inc.

Beazer Homes Investments, LLC

Beazer Realty Corp.

Beazer Homes Holdings Corp.

Beazer Homes Indiana Holdings Corp.

Beazer Homes Texas Holdings, Inc.

Beazer Homes Texas, L.P.

Beazer Homes Indiana LLP

April Corporation

Beazer SPE, LLC

Beazer Realty, Inc.

Beazer Realty Services, LLC

Beazer Realty Los Angeles, Inc.

Beazer Realty Sacramento, Inc.

BH Building Products, LP

BH Procurement Services, LLC

Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services, Inc.

Beazer Allied Companies Holdings, Inc.

Paragon Title, LLC

Trinity Homes, LLC

Beazer Commercial Holdings, LLC

Beazer Clarksburg, LLC

Arden Park Ventures, LLC

Beazer Mortgage Corporation

Beazer Homes Michigan, LLC

Dove Barrington Development LLC

Clarksburg Arora LLC

Clarksburg Skylark, LLC

Elysian Heights Potomia, LLC

SCHEDULE I

EXHIBIT A

[Face of Note]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.15(d) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	This paragraph should be included if the Note is issued in global form.

CUSIP: 07556Q AV7

ISIN: US07556QAV77

9.125% Senior Notes due 2018

No.	[$ ]

BEAZER HOMES USA, INC.

a Delaware corporation

promises to pay to [CEDE & CO. or registered assigns]1 [                     ]2, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]1 [of                                         United States Dollars]2 on June 15, 2018.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	If the Note is issued in global form.
[2]	If the Note is issued in definitive form.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

BEAZER HOMES USA, INC.

By:
Name: Title:

By:
Name: Title:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]

9.125% Senior Notes due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest.

Beazer Homes USA, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 9.125% per annum from May 20, 2010 until maturity. The Company will pay interest, semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that the first Interest Payment Date shall be June 15, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest from time to time on demand at the interest rate on the Notes to the extent lawful.

2.	Method of Payment.

The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding the applicable Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Base Indenture with respect to defaulted interest. At the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent And Registrar.

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4.	Indenture.

The Company issued the Notes under the Thirteenth Supplemental Indenture, dated as of May 20, 2010 (the “Supplemental Indenture”), to the Indenture, dated as of April 17, 2002 (as amended, modified or supplemented from time to time prior to the date of the Supplemental Indenture in accordance therewith, the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors named therein and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.	Optional Redemption.

(a) Prior to June 15, 2014, the Company may, at its option, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first class mail to each Holder’s registered address, not less than 15 nor more than 60 days prior to the redemption date.

(b) The Company may redeem all or any portion of the Notes at any time and from time to time on or after June 15, 2014 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on June 15 of each year indicated below:

Year	Percentage
2014	104.563%
2015	102.281%
2016 and thereafter	100.000%

(c) On or prior to June 15, 2013, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Supplemental Indenture with the net proceeds of an Equity Offering at 109.125% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Supplemental Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

(d) If the Company redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(e) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Article Three of the Indenture.

6.	Offers To Repurchase.

The Company shall be required to make offers to repurchase the Notes as set forth under Section 3.03 of the Supplemental Indenture.

7.	Denominations, Transfer, Exchange.

The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of the Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

8.	Persons Deemed Owners.

The registered Holder of a Notes may be treated as its owner for all purposes.

9.	Amendment, Supplement And Waiver.

The Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

10.	Authentication.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

11.	Governing Law.

THE INDENTURE, THE NOTES AND ANY SUBSIDIARY GUARANTEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

12.	CUSIP/ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

13.	Successor Corporation.

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

14.	Trustee Dealings With Company.

U.S. Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

15.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 1200

Atlanta, Georgia 30328

Fax No.: (770) 481-2808

Attention: Kenneth F. Khoury

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.03 of the Supplemental Indenture, check the box below:

[    ] Section 3.03

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.03 of the Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                    . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

April Corporation, Arden Park Ventures, LLC, Beazer Allied Companies Holdings, Inc., Beazer Clarksburg, LLC, Beazer Commercial Holdings, LLC, Beazer General Services, Inc., Beazer Homes Corp., Beazer Homes Holdings Corp., Beazer Homes Indiana Holdings Corp., Beazer Homes Indiana LLP, Beazer Homes Investments, LLC, Beazer Homes Michigan, LLC, Beazer Homes Sales, Inc., Beazer Homes Texas Holdings, Inc., Beazer Homes Texas, L.P., Beazer Mortgage Corporation, Beazer Realty Corp., Beazer Realty, Inc., Beazer Realty Los Angeles, Inc., Beazer Realty Sacramento, Inc., Beazer Realty Services, LLC, Beazer SPE, LLC, Beazer/Squires Realty, Inc., BH Building Products, LP, BH Procurement Services, LLC, Clarksburg Arora LLC, Clarksburg Skylark, LLC, Dove Barrington Development LLC, Elysian Heights Potomia, LLC, Homebuilders Title Services of Virginia, Inc., Homebuilders Title Services, Inc., Paragon Title, LLC and Trinity Homes, LLC (the “Subsidiary Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Subsidiary Guarantor being referred to herein as the “Subsidiary Guarantee”), that (i) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth under Article Four of the Supplemental Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise.

No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Subsidiary Guarantee, the Indenture or any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

Each Holder of a Note by accepting a Note agrees that any Subsidiary Guarantor named below shall have no further liability with respect to its Subsidiary Guarantee if such Subsidiary Guarantor otherwise ceases to be liable in respect of its Subsidiary Guarantee in accordance with the terms of the Indenture. The Obligations of each Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

The Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

APRIL CORPORATION
BEAZER ALLIED COMPANIES HOLDINGS, INC.
BEAZER GENERAL SERVICES, INC.
BEAZER HOMES CORP.
BEAZER HOMES HOLDINGS CORP.
BEAZER HOMES INDIANA HOLDINGS CORP.
BEAZER HOMES SALES, INC.
BEAZER HOMES TEXAS HOLDINGS, INC.
BEAZER REALTY CORP.
BEAZER REALTY, INC.
BEAZER REALTY LOS ANGELES, INC.
BEAZER REALTY SACRAMENTO, INC.
BEAZER/SQUIRES REALTY, INC.
HOMEBUILDERS TITLE SERVICES OF VIRGINIA, INC.
HOMEBUILDERS TITLE SERVICES, INC.

By:
Name:
Title:

BEAZER MORTGAGE CORPORATION

By:
Name:
Title:

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:
Name:
Title:

ARDEN PARK VENTURES, LLC
BEAZER CLARKSBURG, LLC
BEAZER COMMERCIAL HOLDINGS, LLC
DOVE BARRINGTON DEVELOPMENT LLC
BEAZER HOMES INVESTMENTS, LLC
BEAZER HOMES MICHIGAN, LLC
ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP., its Sole Member

By:
Name:
Title:

BEAZER HOMES TEXAS, L.P.

By: BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:
Name: Title:

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name : Title:

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDINGS CORP., its Sole Member

By:
Name: Title:

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC, its General Partner

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:
Name: Title:

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P., its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC., its General Partner

By:
Name: Title:

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Sole Member and Manager

By:	BEAZER HOMES CORP., its Sole Member

By:
Name: Title:

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC, its Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name: Title:

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name: Title:

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC, its Sole Member

By:	BEAZER CLARKSBURG, LLC, its Sole Member

By:	BEAZER HOMES CORP., its Sole Member

By:
Name: Title: